Exhibit 99

‘mktg, inc.’ files Current Report on Form 8-K; concludes previously issued financial statements should not be relied upon but reaffirms continuing strength of the business.

NEW YORK, NY—November 20, 2008 — ‘mktg, inc.’ (Nasdaq:CMKG — News), an alternative marketing and media communications agency, today reported that its audited consolidated financial statements for the fiscal year ended March 31, 2008 and unaudited interim consolidated financial statements for the quarter ended June 30, 2008, should no longer be relied upon and may need to be restated. In addition, the Company is currently assessing whether its consolidated financial statements for its fiscal year ended March 31, 2007 need to be restated.

The Company is conducting a review of its historical financial statements, ledger entries and transactions in order to determine with specificity the adjustments required to be made to its previously issued financial statements. However, as a general matter, the Company believes that any such adjustments would result in a decrease in net income from that previously reported for one or both of the previous fiscal years ended March 31, 2008 and/or March 31, 2007.

The Company believes that any errors in prior financial statements were inadvertent and unintentional.

Fred Kaseff, the Company’s Chief Financial Officer, commented, “We are continuing our review and working with our independent registered public accounting firm toward being able to file amended Forms 10-Q and 10-K, and then our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. We intend to make these filings and become current in our reporting obligations as soon as practicable. For the quarter ended September 30, 2008, which is the second quarter of our fiscal 2009, we expect to report operating revenue of approximately $9.7 million and operating income of approximately $600,000. While the full brunt of the economic challenges to our clients remains unclear and may intensify into calendar 2009, our existing business, complemented by the successful integration of mktgpartners, positions us for operating revenue and profitability for the quarter ending December 31, 2008 that should be comparable to our quarter ended September 30, 2008.”

Charlie Tarzian, the Company’s President and Chief Executive Officer, added, “It is important to note, that despite the difficult economic climate, we are maintaining the strength of our relationships and business. While market spending by our clients is under the same pressures as all other costs, our services benefit from being focused on converting prospects to customers with measurable returns on spending. Consequently, we are maintaining or growing our share of marketing spend from our largest clients, who represent in the aggregate over 80% of our revenue. Accordingly, we remain very confident in the fundamental strength of our business.”

About ‘mktg, inc.’

‘mktg, inc.’ (NASDAQ: CMKG) is headquartered in New York with offices in San Francisco, Chicago, Cincinnati and Toronto. The Company has positioned itself as a strategic partner that measures and analyzes marketing programs to provide a provable return on investment. The Company’s services include experiential marketing, event marketing, multi-cultural and urban marketing, relationship marketing, buzz and viral marketing, social media and consumer generated media. For more information, please visit www.mktg.com.

This press release includes statements which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Factors that could cause actual results to differ materially from the Company’s expectations are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 under “Risk Factors,” and include the risk that projected business opportunities will fail to materialize or will be delayed. The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov.

Contact:

   ‘mktg, inc.’
   Charles Tarzian
   President and Chief Executive Officer
   212-366-3407